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                                                                 Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference, in the Registration Statements (Form S-8's No. 33-57081, No. 33-57077, and No. 33-57083) pertaining to the
AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan, the AirTouch Communications, Inc. Employee Stock Purchase Plan, and the AirTouch Communications, Inc. Retirement Plan, of our report dated January 30, 1995, with respect to the consolidated financial statements of CMT Partners included in the Annual Report (Form 10-K) of AirTouch Communications, Inc. for the year ended December 31, 1994.


/s/ Coopers & Lybrand L.L.P.

San Francisco, California
February 27, 1995